As filed with the Securities and Exchange Commission on December 1, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3336783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Liu

Chief Executive Officer

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq.

Kirill Y. Nikonov, Esq.

Venable LLP

151 W. 42nd Street, 49th Floor

New York, NY 10036

Telephone: (212) 307-5500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non- accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. The selling stockholders may not sell these securities pursuant to this registration statement until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 1, 2023

PROSPECTUS

Sonim Technologies, Inc.

20,833,333 Shares of Common Stock

This prospectus relates to the resale of up to an aggregate of 20,833,333 shares of our common stock, par value of $0.001 per share, (the “Resale Shares”) by the selling stockholders named in this prospectus and their permitted transferees (the “Selling Stockholders”). For information about the Selling Stockholders, see the section titled “Selling Stockholders.”

We are registering the offer and sale of the Resale Shares originally issued in a private placement pursuant to a registration rights agreement, which we entered with AJP Holding Company, LLC, a Delaware limited liability company (“AJP”) on July 13, 2022 (the “Registration Rights Agreement”). The Registration Rights Agreement was contemplated by that certain subscription agreement between us and AJP entered on April 14, 2022 (the “Subscription Agreement”). Pursuant to the Subscription Agreement, we issued and sold the Resale Shares at the purchase price of $0.84 per share of our common stock (based on an aggregate of 20,833,333 shares of our common stock for an aggregate purchase price of $17,500,000). We issued the Resale Shares in reliance upon the exemption from the registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

We are not selling any shares of our common stock and will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders, pursuant to this prospectus. For information, see the section titled “Use of Proceeds.”

Approximately 98% of the shares of our common stock being offered for resale pursuant to this prospectus are beneficially owned by our affiliates or entities controlled by our affiliates:

(i)	AJP, the entity controlled by our director, Mr. Jeffrey Wang (who was initially appointed as our director immediately following the first closing under the Subscription Agreement), who beneficially owns approximately 45.3% of our common stock as of the date of this prospectus and

(ii)	Peter Liu, our Chief Executive Officer and director (who was initially appointed as our CEO pursuant to the terms of the Subscription Agreement), who beneficially owns approximately 6.4% of our common stock as of the date of this prospectus.

The Resale Shares represent approximately 48.4% of the outstanding shares of our common stock as of November 28, 2023, and approximately 99% of our public float. Given the substantial number of shares of our common stock being registered for potential resale by the Selling Stockholders pursuant to this prospectus, the sale of shares by the Selling Stockholders, or the perception in the market that the holders of a large number of shares intend to sell shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. For more information, see the risk factor titled “Sales of our common stock registered for resale by the Selling Stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline” on page 7.

The Selling Stockholders identified in this prospectus may offer the Resale Shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Resale Shares on behalf of the Selling Stockholders, however, does not necessarily mean that the Selling Stockholders will offer or sell their Resale Shares under this registration statement at any time in the near future or at all. We cannot predict when, or in what amounts, the Selling Stockholders may sell any of the Resale Shares. The timing and amount of any sale of the Resale Shares is within the sole discretion of the Selling Stockholders. We will pay all expenses of registering the Resale Shares, including legal and accounting fees. All selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. For additional information on the possible methods of sale that may be used by the Selling Stockholders, see the section titled “Plan of Distribution.”

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors beginning on page 7 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus before purchasing any of the Resale Shares offered by this prospectus.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”), under the symbol “SONM.” The last reported sale price of our common stock on Nasdaq on November 30, 2023, was $0.71 per share.

We have received a deficiency letter from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement of at least $1.00 per share. To maintain listing on the Nasdaq, we must demonstrate compliance with the Nasdaq minimum bid price requirement by or before March 12, 2024 (subject to a second 180 calendar day period to regain compliance that may be granted by Nasdaq), or our common stock will become subject to delisting. For more information, see the risk factor titled “We have failed, and may continue to fail, to meet the listing standards of Nasdaq, and as a result, our common stock may become delisted, which could have a material adverse effect on the trading, liquidity, and market price of our common stock” on page 22 of our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may offer and sell the shares of our common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update, or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in the common stock offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, and any applicable free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus or prospectus supplement or any sale of the Resale Shares. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed.

For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement, or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside of the United States.

Unless otherwise stated or the context requires otherwise, when we refer to “Sonim,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Sonim Technologies, Inc., and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements appear in this prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. The forward-looking statements in this prospectus and the documents incorporated herein by reference may include but are not limited to the statements about:

●	our business strategy and objectives;

●	our future financial performance and results of operations;

●	our expansion into new market segments and the development of our new segment of products;

●	our assessment of the market opportunities and our abilities to capitalize on such market opportunities;

●	our assessments of the impact of various events on our financial condition and results of operations;

●	our ability to regain compliance with the listing requirements of Nasdaq;

●	the performance of third parties upon which we depend, including manufacturers;

●	the volatility of capital markets and other macroeconomic factors, including inflationary pressures, banking instability issues, geopolitical tensions, or the outbreak of hostilities or war;

●	our expectations regarding the continuing effects of the COVID-19 pandemic on our business; and

●	expectations regarding the period during which we will qualify as a “smaller reporting company” or “emerging growth company.”

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the following:

●	we have failed, and may continue to fail, to meet the listing standards of Nasdaq, and as a result, our common stock may become delisted, which could have a material adverse effect on the trading, liquidity, and market price of our common stock;

●	our entry into the data device sector could divert our management team’s attention from existing products, cause delays in launching our new products, or otherwise have a significant adverse impact on our business, operating results, and financial condition;

●	there is substantial doubt about our ability to continue as a going concern and we may not be able to improve our liquidity or financial position;

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●	sales of our common stock registered for resale by the Selling Stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline;

●	historically, our liquidity was adversely impacted by our ongoing net losses, including as a result of declines in the sales of our legacy products while our next-generation products are still under development;

●	we have not been profitable in recent years and may not achieve or maintain profitability in the future;

●	we rely on our channel partners to generate a substantial majority of our revenues;

●	we continue to restructure and transform our business and we may fail to achieve the expected benefits from these transformation efforts. We may also have to restructure or transform our business again in the future;

●	a small number of customers account for a significant portion of our revenue;

●	we are materially dependent on some customer relationships that are characterized by non-binding product award letters and the loss of such relationships could harm our business and operating results;

●	our quarterly results may vary significantly from period to period;

●	we rely primarily on third-party contract manufacturers and partners;

●	if our products contain defects or errors, we could incur significant unexpected expenses, experience product returns, and lost sales, experience product recalls, suffer damage to our brand and reputation, and be subject to product liability or other claims;

●	we are required to undergo a lengthy customization and certification process for each wireless carrier customer;

●	we may not be able to continue to develop solutions to address user needs effectively in an industry characterized by ongoing change and rapid technological advances;

●	our dependence on third-party suppliers for key components of our products could delay shipment of our products and reduce our sales;

●	we are dependent on the continued services and performance of a concentrated group of senior management and other key personnel;

●	we face risks related to events beyond our control, including macroeconomic uncertainty, inflation, recession, and the COVID-19 pandemic;

●	changes in laws and regulations concerning the use of telecommunication bandwidth could increase our costs and adversely impact our business;

●	if we are unable to successfully protect our intellectual property, our competitive position may be harmed;

●	others may claim that we infringe on their intellectual property rights, which may result in costly and time-consuming litigation and could delay or otherwise impair the development and commercialization of our products;

●	we have identified one material weakness in our internal control over financial reporting which, if not remediated, could result in material misstatements in our financial statements;

●	the financial and operational projections that we may provide from time to time are subject to inherent risks; and

●	other risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and documents we have filed with the SEC thereafter.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, any prospectus supplement, and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

Sonim Technologies, Inc. is a leading U.S.-based provider of ultra-rugged mobile devices and accessories designed specifically for task workers physically engaged in their work environments, often in mission-critical roles.

Historically, we were focused on handsets and accessories in the enterprise and government sectors. However, we believe there is a greater market need for additional devices in both the consumer and data device spaces that could benefit from a more durable feature set that is embedded in the Company’s DNA. In 2022, we introduced a tablet line that has generated a significant portion of our revenue since its introduction. The tablet was designed with a large screen that allows customers to easily access and process IoT data. This was the beginning of the diversification of our portfolio, and the process is ongoing.

As part of our expansion efforts, the Company will be introducing our Connected Solutions division which will begin launching products in 2024 in the U.S., Canada and Asia/Pacific. Connected Solutions will primarily consist of mobile hotspots, fixed wireless, and USB dongle devices. In addition to this, the Company will be launching a line of consumer durable products to address consumers who need more protection in their devices without sacrificing key design elements and maintaining an attractive price point.

Revenues are primarily generated from sales of our mobile phones and industrial-grade accessories, predominantly to wireless carriers in the United States and Canada. We currently have products available at all 3 U.S. Tier 1 carriers – AT&T, T-Mobile, and Verizon as well as the 3 primary carriers in Canada – Bell, Telus, and Rogers. These carriers then resell our products, along with network services, to end customers focusing on two primary end markets: industrial enterprise and public sector. We also sell our tablets to a customer who rebrands them for sale in the U.S.

Given our primary sales channels in the U.S. and Canada consist of large wireless carriers, our customer base is somewhat concentrated. For instance, for the quarter ended September 30, 2023, large wireless carriers contributed 39% of our revenues, with our top three carrier customers accounting for 36%. Our tablet customer represents 50% of our revenue. During this period, smartphones constituted 30% of our revenues, feature phones 18%, and tablets 50%. We anticipate tablet sales will continue through 2024.

While we continue to design ultra-rugged phones and accessories, we are broadening our product range to appeal to a more diverse audience. Our core value proposition, which has earned us a loyal following, remains the foundation of our expanded offerings, including rugged durable phones and wireless data devices. These new products will not only expand our portfolio of products but will allow the Company to diversify our customer base into new markets. New product launches will begin in 2024 and continue over the next few years.

Our key value proposition in the market is to incorporate specific elements of our rugged roots into our new products with added durability without sacrificing attractive design and value pricing. We believe this is an underserved market opportunity in the consumer space. Our expertise in carrier mobility leads us to a natural extension into data devices, where we can leverage our technical expertise as well as our streamlined organization to bring better quality, better specs, and low cost to the marketplace.

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To ensure quality, cost-effectiveness, and reliability in our supply chain, we directly manage the procurement of certain final assembly materials for our products, including memory and LCDs. To optimize costs and operational efficiency, we’ve largely outsourced manufacturing functions, software development, and quality control to third parties. Our ongoing commitment at Sonim is to maintain the exceptional durability and reliability our brand is known for, while developing differentiated products that attract and retain a broader customer base.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to comply with certain reduced public company reporting requirements. We have elected to take advantage of certain of the scaled disclosure available for emerging growth companies in this prospectus as well as our filings under the Exchange Act of 1934 (the “Exchange Act”) including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earliest of:

(1) the last day of our fiscal year in which we have total annual gross revenue of $1.235 billion;

(2) December 31, 2024 (the last day of our fiscal year following the fifth anniversary of the date on which Sonim consummated its initial public offering);

(3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period; or

(4) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Corporate Information

We were incorporated under the laws of the state of Delaware on August 5, 1999. Our principal executive offices are located at 4445 Eastgate Mall, Suite 200, San Diego, CA 92121, and our telephone number is (650) 378-8100.

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THE OFFERING

Common Stock to be Offered:	20,833,333 shares of our common stock issued to the Selling Stockholders pursuant to the Subscription Agreement.

Terms of the Offering:	The Selling Stockholders, including their permitted transferees, donees, pledgees, assignees, or successors-in-interest, may sell, transfer, or otherwise dispose of any or all of the Resale Shares offered by this prospectus from time to time on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Resale Shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at negotiated prices, or at varying prices determined at the time of sale. For more information, see the section titled “Plan of Distribution” on page 11.

Use of Proceeds:	We will not receive any proceeds from the sale of Resale Shares covered by this prospectus.

Listing and Symbols:	Our common stock is listed on Nasdaq under the symbol “SONM.”

Risk Factors:	Investing in our securities involves substantial risks. You should read the “Risk Factors” section of this prospectus and similarly titled sections in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Sales of our common stock registered for resale by the Selling Stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could reduce the prevailing market price of shares of our common stock and increase the volatility of our share price. These sales, or the possibility that these sales may occur, also might make it more difficult for us:

(i)	to sell equity securities in the future at a time and at a price that we deem appropriate; and

(ii)	to comply with the Nasdaq listing standards with regard to the minimum bid price of our common stock.

Resales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

The shares of common stock being offered for resale pursuant to this prospectus by the Selling Stockholders represent approximately 48.4% of the outstanding shares of common stock as of November 28, 2023 and approximately 99% of our public float. After the registration statement, of which this prospectus is a part, is effective and until such time that it is no longer effective, the registration statement registering the Resale Shares will permit the resale of these shares. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time.

Risks Related to Our Securities

We may become a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If we rely on these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Jefferey Wang, a member of our board of directors and the sole manager of AJP, beneficially owns approximately 45.3% of the issued and outstanding shares of our common stock as of November 28, 2023. Although the sale of shares of our common stock pursuant to this prospectus may decrease the beneficial ownership of Mr. Wang, in the event of purchasing more shares of our common stock Mr. Wang may control a majority of the voting power, and we may then be a “controlled company” within the meaning of applicable rules of the Nasdaq at the time of conversion. Under these rules, a company is a “controlled company” if more than 50% of the voting power for the election of directors is held by an individual, group, or another company, and such company may elect not to comply with certain corporate governance requirements, including the requirements that the company have: (i) a majority of its board of directors comprised of independent directors; (ii) a nominating and corporate governance committee comprised solely of independent directors; (iii) a compensation committee comprised solely of independent directors; and (iv) an annual performance evaluation of the nominating and corporate governance and compensation committees.

Though we currently neither anticipate becoming a “controlled company,” nor taking advantage of any “controlled company” exemptions even if deemed to be a “controlled company,” if we were to be deemed to be a “controlled company” and were to elect to be exempt from some or all of these corporate governance requirements, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders.

The Selling Stockholders will receive all of the net proceeds from the sale of the Resale Shares under this prospectus. The Selling Stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions, and expenses incurred by the Selling Stockholders for accounting, tax, and legal services and any other expenses incurred by the Selling Stockholders in disposing of the Resale Shares, unless otherwise agreed to by us. We will be responsible for the reasonable and documents fees and expenses of one firm of attorneys retained by the Selling Stockholders in connection with the sale of the Resale Shares and shall bear all other costs, fees, and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus.

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SELLING STOCKHOLDERS

The Resale Shares being offered by the Selling Stockholders were issued and sold pursuant to the Subscription Agreement. For additional information regarding the issuance of the Resale Shares, see the section titled “Certain Relationship with Selling Stockholders” below. We are registering the Resale Shares in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The table below lists the Selling Stockholders, describes their relationship to Sonim, and provides other information regarding the beneficial ownership of the shares of our common stock held by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each of the Selling Stockholders. The third column lists the shares of our common stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

The Selling Stockholders may sell all, some, or none of their shares in this offering. For more information, see the section titled “Plan of Distribution.”

The number of shares and percentages of beneficial ownership set forth below are based on 43,067,433 shares of our common stock outstanding as of November 28, 2023. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the Selling Stockholders. Information concerning the Selling Stockholders may change from time to time. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of the securities being offered hereunder. In addition, the Selling Stockholders may sell, transfer, or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. In addition, since the date on which the Selling Stockholders provided this information to us, such Selling Stockholders may have sold, transferred, or otherwise disposed of all or a portion of the offered securities. The address of the Selling Stockholders is 4445 Eastgate Mall, Suite 200, San Diego, CA 92121, Attn.: Selling Stockholders.

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	Number of shares of Common Stock Beneficially Owned Prior to Offering			Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Name of Selling Stockholder	Shares		%		Shares	%
AJP Holding Company, LLC	19,463,452		45.19%	19,463,452	—	—
Peter Liu	2,057,831	(1)	6.44%	952,381	1,871,861	4.27%
Perfect Go Development Corporation	208,750		*	208,750	—	—
Jin Shi	208,750		*	208,750	—	—

*	Represents beneficial ownership or voting power of less than one percent (1%).

(1)	Includes options to purchase 766,411 shares of common stock exercisable within 60 days of November 28, 2023.

Certain Relationship with Selling Stockholders

Subscription Agreement

On April 13, 2022, we entered into the Subscription Agreement with AJP, pursuant to which AJP agreed to purchase an aggregate of 20,833,333 shares of our common stock for an aggregate purchase price of $17,500,000 (or $0.84 per share). In accordance with the Subscription Agreement, Peter Liu, who then served as our Executive VP for Global Operations and Engineering, was appointed as our Chief Executive Officer. The Subscription Agreement additionally provided for the purchase of a certain portion of the shares issuable thereunder by Mr. Liu rather than the AJP: accordingly, Mr. Liu purchased 952,381 shares of our common stock pursuant to the Subscription Agreement. Mr. Wang, a member of our board of directors, is the sole manager and the owner of 40% of the membership interests in AJP.

On June 28, 2022, we held a special meeting of stockholders, whereby our stockholders approved the Subscription Agreement and the transactions contemplated thereby by approximately 71.98% of the votes cast. The closing of the transaction under the Subscription Agreement resulted in a change of control of Sonim and the appointment of new independent directors (who were subsequently re-elected at an annual meeting).

Support Agreements

Following the Special Meeting, on July 13, 2022, the Company and AJP consummated the First Closing, as such term is defined in the Subscription Agreement. In accordance with the terms of the Subscription Agreement, on July 13, 2022, the Company and AJP entered into a support agreement (the “Purchaser Support Agreement”), whereby the AJP agreed, among other things, to vote the shares of common stock owned by AJP in favor of the election of certain of our directors, as well as such other matters set forth in the Purchaser Support Agreement. The Purchaser Support Agreement also required, as a condition to AJP transferring any shares of our common stock owned by AJP, that the acquirer of such shares of common stock agree to be bound by the terms of the Purchaser Support Agreement.

In accordance with the terms of the Subscription Agreement, on July 13, 2022, the Company and Mr. Liu entered into a support agreement (the “Designee Support Agreement”). The terms of the Designee Support Agreement were analogous to the terms of the Purchaser Support Agreement, provided that the Designee Support Agreement extended its requirements solely to 952,381 shares of our common stock issued during the First Closing rather than the entirety of the shares of common stock owned by Mr. Liu.

Both the Purchaser Support Agreement and the Designee Support Agreement were terminated at the Director End Time (as such is term defined in the Subscription Agreement) due to the formal conclusion of a certain investigation relating to the Company by the SEC.

Registration Rights Agreement

In accordance with the terms of the Subscription Agreement, on July 13, 2022, the Company and AJP entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we are required (among other things), within 30 days of the Second Closing (as defined in the Subscription Agreement), to file with the SEC a registration statement to register the resale of all registrable securities held by AJP or any person that receives Registrable Securities (as that term is defined in the Registration Rights Agreement) (each a “Holder”). The Company’s obligation to register the Registrable Securities for sale under the Securities Act of 1933 terminates upon the first to occur of (i) the date that is five years from the effective date of the shelf registration statement filed by the Company pursuant to the Registration Rights Agreement, (ii) the date on which all Holders can sell shares of our common stock under Rule 144 without volume restrictions, and (iii) the date on which no registrable securities are held by any Holder.

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PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the resale of the Resale Shares on behalf of the Selling Stockholders pursuant to the terms of the Registration Rights Agreement, which agreement is incorporated herein by reference. The term “Selling Stockholders” also includes persons who obtain the Resale Shares from the Selling Stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The Selling Stockholders may offer and sell the Resale Shares, from time to time, following the effectiveness of the registration statement to which this prospectus is a part. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. The Resale Shares may be sold at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Stockholders may sell their Resale Shares by one or more of, or a combination of, the following methods to the extent permitted by applicable rules and regulations or additional obligations of the Selling Stockholders due to our corporate governance documents including but not limited to our insider transaction policy:

●	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

●	disposition in the over-the-counter markets;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions of sale to multiple purchasers or to a single purchaser;

●	short sales;

●	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	disposition in one or more underwritten offerings on a best efforts basis or firm commitment basis;

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●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	in distributions to members, limited partners or stockholders of Selling Stockholders;

●	under Rule 144, Rule 144A, or Regulation S under the Securities Act, if available, rather than under this prospectus;

●	a combination of any such methods of sale; or

●	any other method permitted by applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. We do not know of specific arrangements by the Selling Stockholders for the sale of their Resale Shares. The aggregate proceeds to the Selling Stockholders from any sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with its respective agents from time to time, to reject, in whole or in part, any proposed purchase of the Resale Shares to be made directly or through agents. We will not receive any of the proceeds from any such sale.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). We may suspend the sale of securities by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information, and we may file a post-effective amendment to the registration statement of which this prospectus is a part to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required and permitted, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder. The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of the securities owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of the securities in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify each seller of Resale Shares, each of its employees, advisors, agents, representatives, partners, officers, and directors, and each person who controls such seller (within the meaning of the Securities Act), and any agent or investment advisor thereof against certain liabilities arising under the Securities Act from sales of the Resale Shares. The Selling Stockholders may agree to indemnify any agent, broker, or dealer that participates in sales of the Resale Shares against liabilities arising under the Securities Act from sales of the Resale Shares.

We have agreed to pay certain expenses incurred in connection with the registration and sale of the Resale Shares covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq, and state blue sky registration and filing fees), printing expenses, and the fees and disbursements of our outside counsel and independent accountants, but excluding underwriting discounts and commissions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of our common stock may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Venable LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sonim Technologies, Inc. incorporated in this Registration Statement on Form S-3 by reference from Sonim Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should read the actual documents for a more complete description of the relevant matters.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at https://ir.sonimtech.com. Through our website, we make available, free of charge, annual, quarterly, and current reports, proxy statements, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into this prospectus.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed under the Exchange Act:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 1, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 8, 2023, August 14, 2023, and November 14, 2023, respectively;

●	our Current Reports on Form 8-K filed with the SEC (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) on February 21, 2023, August 9, 2023, September 18, 2023, September 28, 2023, November 13, 2023, and November 28, 2023; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 9, 2019, as updated by Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 27, 2020, and as subsequently amended or updated.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. All such documents are deemed to be part of this prospectus from the date of the filing of such reports and documents.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at https://ir.sonimtech.com or by writing or calling us at the following address and telephone number:

Sonim Technologies, Inc.

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

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20,833,333 Shares of Common Stock

PROSPECTUS

                                  , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses that we may incur in connection with the securities being registered hereby. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses, and fees in connection with the registration of the securities. The Selling Stockholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to the sale of their securities.

SEC registration fee	$2,121.75
Legal fees and expenses	$50,000
Accounting fees and expenses	$30,000
Printing and miscellaneous fees and expenses	$500

Total	$82,621.75

Item 15. Indemnification of Officers and Directors.

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee, or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our amended and restated certificate of incorporation allows for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL. Our amended and restated bylaws also provide for the indemnification of our directors and executive officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of Sonim, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Sonim.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.

The foregoing summaries are subject to the complete text of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws and are qualified in their entirety by reference thereto.

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Item 16. Exhibits.

Exhibit Number	Description	Schedule Form	File Number	Incorporated by Exhibit Reference	Filing Date	Filed Herewith
4.1	Form of Common Stock Certificate of the Registrant	S-1/A	333-230887	4.1	April 29, 2019
5.1	Opinion of Venable LLP					X
23.1	Consent of Moss Adams LLP, independent registered public accounting firm					X
23.2	Consent of Venable LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (reference is made to the signature page hereto)					X
107	Filing Fee Table					X

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 1, 2023.

SONIM TECHNOLOGIES, INC.

By:	/s/ Clayton Crolius
Name:	Clayton Crolius
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Peter Liu and Clayton Crolius, and each of them, and as his or her attorneys-in-fact, each with the power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-3 or other applicable form and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Hao Liu	Chief Executive Officer and Director	December 1, 2023
Hao (Peter) Liu	(Principal Executive Officer)

/s/ Clayton Crolius	Chief Financial Officer	December 1, 2023
Clayton Crolius	(Principal Financial and Accounting Officer)

/s/ James Cassano	Director	December 1, 2023
James Cassano

/s/ Mike Mulica	Chairman of the Board and Director	December 1, 2023
Mike Mulica

/s/ Jack Steenstra	Director	December 1, 2023
Jack Steenstra

/s/ Jeffrey Wang	Director	December 1, 2023
Jeffrey Wang

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